QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

ADDITIONAL INFORMATION REGARDING FREE CASH FLOW

        Free cash flow is commonly used by investors to measure a company's liquidity. We feel it adds insight to the generally accepted accounting principles (GAAP) measure of cash provided by operating activities by subtracting uses of cash for capital related expenditures. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to cash provided by operating activities as a measure of liquidity. In addition, our calculation of free cash flow may be different from the calculation used by other companies and therefore, comparability may be limited. Shown below is a reconciliation of cash provided by operating activities for the six months ended June 30, 2003, to free cash flow for the quarter ended June 30, 2003.

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2003, TO FREE CASH FLOW FOR THE QUARTER ENDED JUNE 30, 2003 (UNAUDITED)

2003
(In millions)
Cash provided by operating activities for the six months ended June 30, 2003	$102.1
Adjustments to reconcile cash provided by operating activities for the six months ended June 30, 2003, to free cash flow for the quarter ended June 30, 2003:
Cash provided by operating activities for the quarter ended March 31, 2003	(28.4)
Additions to property and equipment for the three months ended June 30, 2003	(4.5)
Additions to other assets, net, for the three months ended June 30, 2003	(5.9)

Free cash flow for the quarter ended June 30, 2003	$63.3

QuickLinks

  Exhibit 99.2
ADDITIONAL INFORMATION REGARDING FREE CASH FLOW